EXHIBIT 99.1

NEWS RELEASE

Contact: Kathy Liebmann	(734) 241-2438	kathy.liebmann@la-z-boy.com

LA-Z-BOY REPORTS THIRD-QUARTER RESULTS

MONROE, MI.   February 15, 2011—La-Z-Boy Incorporated (NYSE: LZB) today reported its operating results for the fiscal third quarter ended January 22, 2011.

Fiscal 2011 third-quarter:

•
Sales for the third quarter declined 4.3%, of which 2.1% was due to the deconsolidation of a VIE, with the remainder reflecting ongoing macroeconomic challenges relating to housing and consumer confidence;

•	Net income for the fiscal 2011 third quarter was $0.19 per share, which includes a $0.06 tax benefit, versus $0.21 per share in last year’s third quarter;
•	The fiscal 2011 third quarter included $0.01 per-share in anti-dumping duties and last year’s third quarter included $0.05 per share in anti-dumping duties;
•	The upholstery segment’s sales declined 3.9% and its operating margin was 8.2% versus 11.1% in last year’s third quarter;
•	The casegoods segment’s sales decreased 1.7% and its operating margin was 4.7% compared with 0.8% in the previous year’s third quarter;
•	The retail segment’s sales increased 9.2% and it experienced its eighth consecutive quarterly improvement of operating margin performance compared with the prior year;
•
The company generated $29.5 million of cash from operations during the quarter, ending the period with $109.6 million of cash on its balance sheet and $89.4 million of availability on its revolving line of credit.

Net sales for the third quarter were $292 million, down 4.3% compared with the prior year’s third quarter.  The company reported net income attributable to La-Z-Boy Incorporated of $10.0 million, or $0.19 per share, compared with $11.2 million, or $0.21 per share in the fiscal 2010 third quarter.  During the quarter, the company reduced its estimated annual effective tax rate and realized a $0.06 tax benefit.  The reduction in the effective tax rate primarily related to tax benefits associated with our southern California VIE.  The fiscal 2011 third-quarter’s results also include income of $0.9 million, or $0.01 per share, reflecting anti-dumping duties received on imports of Chinese wood bedroom furniture compared with $4.4 million, or $0.05 per share, in anti-dumping duties received in the third quarter of fiscal 2010.  The fiscal 2010 third-quarter results also included a $0.01 per share restructuring charge, primarily related to costs associated with the consolidation in the company’s casegoods facilities and the previously announced store closures within the company’s retail segment.

Kurt L. Darrow, President and Chief Executive Officer of La-Z-Boy, said, “We continue to execute effectively against our strategic objectives and achieved improved operating results in both the casegoods and retail business segments. We are also encouraged by the improvement of the La-Z-Boy Furniture Galleries® store network’s same-store sales comparison after last quarter’s negative 7.1% performance and this quarter’s increase of 4.7%.  Although macroeconomic challenges continue to impact our overall business, we are cautiously optimistic the consumer is more confident in returning to the marketplace.”

Wholesale Segments

For the fiscal 2011 third quarter, sales in the company’s upholstery segment decreased 3.9% to $225.2 million compared with $234.3 million in the prior year’s third quarter.  The operating margin for the 2011 quarter was 8.2% compared with 11.1% in last year’s comparable quarter.  In the casegoods segment, sales for the fiscal third quarter were $35.4 million, down 1.7% from $36.0 million in the fiscal 2010 third quarter, and the segment’s operating margin was 4.7% compared with 0.8%.

Darrow commented, “Sales in our upholstery segment declined for the quarter, primarily due to the weaker demand environment during the Fall selling season leading up the holiday period.  Our operating margin remains solid and continues to demonstrate the benefit of the cellular production process throughout the La-Z-Boy branded facilities.  We are also continuing to make efficiency gains at our Mexico cut-and-sew facility.  Raw material pricing remains higher quarter over quarter, but the magnitude of change is somewhat lower compared to the first half of the year.

“The launch in November of our new marketing platform, featuring Brooke Shields as the La-Z-Boy brand ambassador, has met with positive reaction.  While still too early to quantify the results of the campaign, anecdotal evidence suggests it is bearing fruit and we are optimistic the campaign will drive additional traffic to all our retailers while highlighting La-Z-Boy as a brand that offers consumers a full array of comfortable and stylish furniture.  The investment in this marketing platform is just one example of the various initiatives underway to ensure the company is well positioned to increase its market share and fuel growth and profitability.”

Darrow added, “On the casegoods side of the business, the consolidation last year of our two manufacturing facilities and the transitions from a leased warehouse to a company-owned building, as well as combining our American Drew/Lea and Hammary operations has enabled us to run the business with much greater efficiencies, contributing to the 4.7% operating margin on reduced sales.  In addition to increasing sales, service remains a key priority for our team.  With our ability to deliver to customers quickly, we are gaining floor space among retailers who do not want to warehouse significant quantities of casegoods inventory.  At the same time, we are seeing the consumer gradually moving toward higher price point items and, going forward, we believe we are well positioned to participate in this trend given that most of our product lines fall into the medium-to-medium-high price range.”

Retail Segment

For the quarter, retail sales were $44.1 million, up 9.2% compared with the prior-year period.  The retail group posted an operating loss of $2.8 million for the quarter, and its operating margin was (6.2%) compared with a loss of $4.1 million and operating margin of (10.2%) in last year’s third quarter.  Darrow stated, “The increase in sales was a result of an effective promotional plan which led to improved conversion on customer traffic.  The higher conversion and the lower cost structure throughout the business are improving the segment’s operating results.  Furthermore, our team is continuing to pursue lease renegotiations or other opportunities to bring our sales-to-occupancy ratio into balance.

“Following the close of the quarter, due to a dealer retirement, the company-owned retail segment assumed responsibility for 15 La-Z-Boy Furniture Galleries® stores in Los Angeles, San Diego and Orange County, which previously had operated as a VIE.  The southern California market has great potential from a demographic standpoint and we are confident our retail team will improve the results of the 15-store operation as they institute the sales, marketing and operational processes alongside cost-containment initiatives that have fueled the improvements in the retail segment over the past two years.  As a result of taking on the 15 stores, the store count within our retail segment has been brought to 83.”

La-Z-Boy Furniture Galleries® Stores Network

System-wide, for the third quarter of fiscal 2011, including company-owned and independent-licensed stores, same-store written sales, which the company tracks as an indicator of retail activity, were up 4.7%.  Total written sales, which include new and closed stores, were up 3.6%.  At the end of the third quarter, 305 stand-alone stores comprised the La-Z-Boy Furniture Galleries® store system.

Balance Sheet

During the quarter, the company generated $29.5 million in cash provided by operating activities and ended the quarter with $109.6 million in cash and $89.4 million of availability under its revolving line of credit.  At quarter end, La-Z-Boy’s debt-to-capitalization ratio was 11.2% compared with 12.9% a year ago and 11.6% at the end of the fiscal 2011 second quarter.

Business Outlook

Darrow stated, “With a rebound in same-store sales for the quarter, it appears the consumer is more comfortable making larger ticket furniture purchases.  However, until the housing sector strengthens and we see a steady improvement in the overall consumer confidence level, we are guardedly optimistic that we are experiencing a turnaround in the marketplace for furniture.  We believe La-Z-Boy is well positioned to capitalize on an increase in furniture spending based on our industry-leading brand and strong network of branded distribution outlets.  We believe our new marketing campaign will continue to drive additional traffic to our dealer network and the changes we have made and continue to make to our cost structure across all business segments are positioning the company for growth and profitability.”

Note:  The 2011 fiscal fourth quarter will comprise 14 weeks rather than 13.

Conference Call

La-Z-Boy will hold a conference call with the investment community on Wednesday, February 16, 2011, at 8:30 a.m. eastern time.  The toll-free dial-in number is 877.407.0778; international callers may use 201.689.8565.

Forward-looking Information

This news release contains, and oral statements made from time to time by representatives of  La-Z-Boy may contain, “forward-looking statements.” With respect to all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  Actual results could differ materially from those we anticipate or project due to a number of factors, including: (a) changes in consumer confidence and demographics; (b) speed of recovery from the recent economic recession; (c) changes in the real estate and credit markets and their effects on our customers and suppliers; (d) international political unrest, terrorism or war; (e) continued energy and other commodity price changes; (f) the impact of logistics on imports; (g) interest rate and currency exchange rate changes; (h) operating factors, such as supply, labor or distribution disruptions, product recalls or costs; (i) restructuring actions; (j) changes in the domestic or international regulatory environment; (k) adopting new accounting principles; (l) severe weather or other natural events such as hurricanes, earthquakes and tornadoes; (m) our ability to procure fabric rolls and leather hides or cut and sewn fabric and leather sets domestically or abroad; (n) fluctuations in our stock price; (o) information technology system failures; and (p) the matters discussed in Item 1A of our fiscal 2010 Annual Report on Form 10-K and other factors identified from time-to-time in our reports filed with the Securities and Exchange Commission. We undertake no obligation to, and expressly disclaim any such obligation to, update or revise any forward-looking statements, whether to reflect new information or new developments or for any other reason.

Additional Information

This news release is just one part of La-Z-Boy’s financial disclosures and should be read in conjunction with other information filed with the Securities and Exchange Commission, which is available at: http://investors.la-z-boy.com/phoenix.zhtml?c=92596&p=irol-sec.  Investors and others wishing to be notified of future La-Z-Boy news releases, SEC filings and quarterly investor conference calls may sign up at:  http://investors.la-z-boy.com/phoenix.zhtml?c=92596&p=irol-alerts&t=&id=&.

Background Information

La-Z-Boy Incorporated is one of the world’s leading residential furniture producers, marketing furniture for every room of the home. The La-Z-Boy Upholstery Group companies are Bauhaus, England and La-Z-Boy. The operating units in the Casegoods Group consist of two groups, one including American Drew, Lea and Hammary, and the second being Kincaid.

The corporation’s proprietary distribution network is dedicated exclusively to selling La-Z-Boy Incorporated products and brands, and includes 305 stand-alone La-Z-Boy Furniture Galleries® stores and 536 independent Comfort Studios®, in addition to in-store gallery programs for the company’s Kincaid, England and Lea operating units. Additional information is available at http://www.la-z-boy.com/.

EXHIBIT 99.2
LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF INCOME

	Third Quarter Ended

(Unaudited, amounts in thousands, except per share data)	01/22/11	01/23/10
Sales	$291,943	$305,094
Cost of sales
Cost of goods sold	203,662	206,930
Restructuring	(65)	392
Total cost of sales	203,597	207,322
Gross profit	88,346	97,772
Selling, general and administrative	78,057	83,811
Restructuring	297	201
Operating income	9,992	13,760
Interest expense	561	577
Interest income	250	140
Income from Continued Dumping and Subsidy Offset Act, net	903	4,436
Other income (expense), net	251	(593)
Earnings before income taxes	10,835	17,166
Income tax expense	2,451	6,502
Net income	8,384	10,664
Net loss attributable to noncontrolling interests	1,626	489
Net income attributable to La-Z-Boy Incorporated	$10,010	$11,153

Basic average shares	51,865	51,546
Basic net income attributable to La-Z-Boy Incorporated per share	$0.19	$0.21

Diluted average shares	52,270	51,845
Diluted net income attributable to La-Z-Boy Incorporated per share	$0.19	$0.21

LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF INCOME

	Nine Months Ended

(Unaudited, amounts in thousands, except per share data)	01/22/11	01/23/10
Sales	$848,239	$868,472
Cost of sales
Cost of goods sold	602,101	594,645
Restructuring	(148)	1,791
Total cost of sales	601,953	596,436
Gross profit	246,286	272,036
Selling, general and administrative	232,033	246,346
Restructuring	572	1,022
Operating income	13,681	24,668
Interest expense	1,743	2,387
Interest income	716	615
Income from Continued Dumping and Subsidy Offset Act, net	903	4,436
Other income (expense), net	182	242
Earnings before income taxes	13,739	27,574
Income tax expense	3,126	10,027
Net income	10,613	17,547
Net loss attributable to noncontrolling interests	3,126	1,149
Net income attributable to La-Z-Boy Incorporated	$13,739	$18,696

Basic average shares	51,835	51,517
Basic net income attributable to La-Z-Boy Incorporated per share	$0.26	$0.36

Diluted average shares	52,242	51,595
Diluted net income attributable to La-Z-Boy Incorporated per share	$0.26	$0.36

LA-Z-BOY INCORPORATED
CONSOLIDATED BALANCE SHEET

(Unaudited, amounts in thousands)	01/22/11	04/24/10
Current assets
Cash and equivalents	$109,632	$108,427
Receivables, net of allowance of $23,318 at 01/22/11 and $20,258 at 04/24/10	154,277	165,001
Inventories, net	142,051	132,480
Deferred income taxes – current	2,314	2,305
Other current assets	19,443	18,862
Total current assets	427,717	427,075
Property, plant and equipment, net	128,310	138,857
Trade names	3,100	3,100
Deferred income taxes – long-term	458	458
Other long-term assets	36,357	38,293
Total assets	$595,942	$607,783

Current liabilities
Current portion of long-term debt	$5,099	$1,066
Accounts payable	50,734	54,718
Accrued expenses and other current liabilities	77,061	91,523
Total current liabilities	132,894	147,307
Long-term debt	40,030	46,917
Other long-term liabilities	66,557	70,445
Contingencies and commitments	—	—
Equity
La-Z-Boy Incorporated shareholders’ equity:
Common shares, $1 par value	51,865	51,770
Capital in excess of par value	201,544	201,873
Retained earnings	124,138	106,466
Accumulated other comprehensive loss	(18,753)	(20,284)
Total La-Z-Boy Incorporated shareholders' equity	358,794	339,825
Noncontrolling interests	(2,333)	3,289
Total equity	356,461	343,114
Total liabilities and equity	$595,942	$607,783

LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF CASH FLOWS

	Nine Months Ended
(Unaudited, amounts in thousands)	01/22/11	01/23/10
Cash flows from operating activities
Net income	$10,613	$17,547
Adjustments to reconcile net income to cash provided by operating activities
(Gain) loss on sale of assets	112	(50)
Restructuring	424	2,813
Provision for doubtful accounts	3,739	5,593
Depreciation and amortization	17,745	19,186
Stock-based compensation expense	3,043	4,082
Pension plan contributions	(2,500)	—
Change in receivables	10,995	(14,101)
Change in inventories	(14,138)	(4,192)
Change in other assets	(3,120)	6,224
Change in payables	(3,232)	6,676
Change in other liabilities	(12,976)	15,222
Change in deferred taxes	11	(301)
Total adjustments	103	41,152
Net cash provided by operating activities	10,716	58,699

Cash flows from investing activities
Proceeds from disposals of assets	423	1,925
Capital expenditures	(8,169)	(5,708)
Purchases of investments	(8,290)	(3,934)
Proceeds from sales of investments	8,013	5,793
Change in restricted cash	—	17,507
Other	(51)	129
Net cash provided by (used for) investing activities	(8,074)	15,712

Cash flows from financing activities
Proceeds from debt	30,488	31,391
Payments on debt	(31,450)	(43,736)
Stock issued from stock plans	58	—
Net cash used for financing activities	(904)	(12,345)

Effect of exchange rate changes on cash and equivalents	99	81
Change in cash and equivalents	1,837	62,147
Cash reduction upon deconsolidation of VIE	(632)	—
Cash and equivalents at beginning of period	108,427	17,370
Cash and equivalents at end of period	$109,632	$79,517

LA-Z-BOY INCORPORATED
SEGMENT INFORMATION

	Third Quarter Ended		Nine Months Ended
(Unaudited, amounts in thousands)	01/22/11	01/23/10	01/22/11	01/23/10
Sales
Upholstery Group	$225,213	$234,262	$652,025	$663,734
Casegoods Group	35,426	36,029	111,785	109,196
Retail Group	44,146	40,411	118,699	114,387
VIEs	10,173	15,629	25,459	39,616
Corporate and Other	612	603	1,438	4,143
Eliminations	(23,627)	(21,840)	(61,167)	(62,604)
Consolidated Sales	$291,943	$305,094	$848,239	$868,472

Operating Income (Loss)
Upholstery Group	$18,468	$26,071	$45,580	$67,122
Casegoods Group	1,648	292	4,599	(13)
Retail Group	(2,759)	(4,135)	(12,043)	(15,104)
VIEs	(1,130)	62	(3,842)	(1,063)
Corporate and Other	(6,003)	(7,937)	(20,189)	(23,461)
Restructuring	(232)	(593)	(424)	(2,813)
Consolidated Operating Income	$9,992	$13,760	$13,681	$24,668